EXHIBIT 21

                        SUBSIDIARIES OF METALS USA, INC.

                                          STATE OF                 PERCENTAGE
      COMPANY NAME                      INCORPORATION             OF OWNERSHIP
-----------------------------------     -------------             ------------
Affiliated Metals Acquisition Corp.       Delaware                    100%

Interstate Steel I Acquisition Corp.      Delaware                    100%

Interstate Steel II Acquisition Corp.     Delaware                    100%

Interstate Steel III Acquisition Corp.    Delaware                    100%

Interstate Steel IV Acquisition Corp.     Delaware                    100%

Queensboro Steel I Acquisition Corp.      Delaware                    100%

Queensboro Steel II Acquisition Corp.     Delaware                    100%

Southern Alloy Acquisition Corp.          Delaware                    100%

Steel Service Systems Acquisition Corp.   Delaware                    100%

Texas Aluminum I Acquisition Corp.        Delaware                    100%

Texas Aluminum II Acquisition Corp.       Delaware                    100%

Texas Aluminum III Acquisition Corp.      Delaware                    100%

Texas Aluminum IV Acquisition Corp.       Delaware                    100%

Texas Aluminum V Acquisition Corp.        Delaware                    100%

Uni-Steel Acquisition Corp.               Delaware                    100%

Williams Steel Acquisition Corp.          Delaware                    100%